UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 12, 2002

Commission File Number 1-13610

PMC COMMERCIAL TRUST
(Exact name of registrant as specified in its charter)

TEXAS	75-6446078

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

18111 Preston Road, Suite 600, Dallas, TX 75252	(972) 349-3200

(Address of principal executive offices)	(Registrant’s telephone number)

Former name, former address and former fiscal year, if changed since last report: NONE

Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-2.1 Trust Indenture dated April 3, 2002
EX-2.2 Servicing Agreement dated April 3, 2002
EX-99.1 Press Release datd April 15, 2002

Item 5. Other Events

As discussed in the press release attached hereto as Exhibit 99.1, on April 12, 2002, we completed a structured loan sale transaction. PMC Commercial Trust (“PMC Commercial”) and PMC Capital, Inc. (“PMC Capital”), our affiliate, contributed primarily fixed-rate loans receivable of $27.3 million and $43.2 million, respectively, to a special purpose entity (the “2002 Joint Venture”). The 2002 Joint Venture issued, through a private placement, approximately $63.5 million of its 2002 Loan-Backed Fixed Rate Notes (the “2002 L.P. Notes”). The 2002 L.P. Notes, issued at par, which have a stated maturity in 2023 and bear interest at 6.67%, are collateralized by the loans receivable contributed by PMC Commercial and PMC Capital to the 2002 Joint Venture. The 2002 L.P. Notes were rated “Aaa” by Moody’s Investors Service, Inc.

As a result of the transaction, PMC Commercial received gross proceeds of approximately $24.6 million which was utilized to fund the costs of the transaction, fund the initial required reserve balance and pay down its revolving credit facility. The remaining proceeds will be used to fund additional loans and for working capital.

Item 7. Financial Statements and Exhibits

(a)	Exhibits
	2.1	Trust Indenture between PMC Joint Venture, L.P. 2002-1 and BNY Midwest Trust Company, dated April 3, 2002.

	2.2	Servicing Agreement by and among BNY Midwest Trust Company, PMC Joint Venture, L.P. 2002-1, PMC Capital, Inc. and PMC Commercial Trust, dated April 3, 2002.

	99.1	Press Release dated April 15, 2002.

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	April 19, 2002
PMC COMMERCIAL TRUST

		By:	/s/ Barry N. Berlin Barry N. Berlin, Chief Financial Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

2.1	Trust Indenture between PMC Joint Venture, L.P. 2002-1 and BNY Midwest Trust Company, dated April 3, 2002.

2.2	Servicing Agreement by and among BNY Midwest Trust Company, PMC Joint Venture, L.P. 2002-1, PMC Capital, Inc. and PMC Commercial Trust, dated April 3, 2002.

99.1	Press Release dated April 15, 2002.